UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 26, 2009)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 26, 2009, Caraustar Industries, Inc. (the “Company”) amended its Senior Credit Facility, originally dated March 30, 2006, with Bank of America, N.A. The Sixth Amendment to Amended and Restated Credit Agreement (the “Amendment”) extends the March 1, 2009 date at which time it is required to advise its participating lenders of its plan to refinance or defease the Senior Notes in the amount of approximately $190 million that are due June 1, 2009. The date was extended to April 30, 2009. The Amendment also changed the applicable margins in the pricing grid for the Senior Credit Facility. Outstanding principal under the revolver initially bears interest at a rate equal to, at the Company’s option, either (1) the base rate (which is the prime rate most recently announced by Bank of America, N.A., the administrative agent under the Senior Credit facility) plus 4.00% or (2) the adjusted one, two, three, or six-month LIBOR rate plus 5.00%. Pricing under the Senior Credit Facility is determined by reference to the pricing grid, under which margins shall be adjusted prospectively on a monthly basis, commencing on March 1, 2009. Under the pricing grid, the applicable margins for the revolver range from 4.00% to 4.50% for base rate loans and from 5.00% to 5.50% for LIBOR loans. The undrawn portion of the revolver is subject to an unused line fee calculated at an annual rate of 0.75%.

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2009, the Company issued a press release and held a webcast regarding its financial results for the fourth quarter and full year 2008. Copies of the February 27, 2009 press release and webcast are furnished herewith as Exhibits 99.1 and 99.2. Also included is a revised reconciliation of net cash provided by (used in) operations to earnings before interest, taxes, depreciation and amortization correcting an inadvertent clerical error reflected in the third quarter 2008 reconciliation, furnished herewith as Exhibit 99.3. The information being furnished in this report (including Exhibits 10.1, 99.1, 99.2 and 99.3) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits

(c)

Exhibit 10.1	Sixth Amendment to Amended and Restated Credit Agreement and Fourth Amendment to Amended and Restated Security Agreement, dated as of February 26, 2009, by and among the Company and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and Bank of America, N.A. as Administrative Agent.

Exhibit 99.1	Press release issued February 27, 2009

Exhibit 99.2	Transcript of webcast held February 27, 2009

Exhibit 99.3	Corrected reconciliation of net cash provided by (used in) operations to Earnings Before Interest, Taxes, Depreciation and Amortization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/S/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Sixth Amendment to Amended and Restated Credit Agreement and Fourth Amendment to Amended and Restated Security Agreement, dated as of February 26, 2009, by and among the Company and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and Bank of America, N.A. as Administrative Agent.	10.1

Press Release issued February 27, 2009	99.1

Transcript of Webcast held February 27, 2009	99.2

Corrected reconciliation of net cash provided by (used in) operations to earnings before interest, taxes, depreciation and amortization	99.3